UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549



                             FORM 8-K

                           CURRENT REPORT

                 Pursuant to Section 13 OR 15(d) of
                The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported)
                        September 26, 2005


                          GOLD KIST INC.
        (Exact name of registrant as specified in its charter)





Delaware                000-50925                 20-1163666
(State or Other         (Commission		(IRS Employer
Jurisdiction		File Number)		Identification No.)
of Incorporation)



244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code
(770) 393-5000



(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 __Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.02.  Termination of a Material Definitive Agreement.

	 On September 26, 2005, Gold Kist Inc. ("Gold Kist") repaid in full all of its outstanding obligations under (i) the Second Consolidated, Amended and Restated Note Agreement, dated as of September 27, 2002, as amended (as so amended, the "Prudential Agreement"), among Gold Kist, The Prudential
Insurance Company of America  and the Gateway Recovery Trust and (ii) the
First Amended and Restated Credit Agreement, as amended (as so amended, the "CoBank Agreement"), dated as of January 29, 2003, by and among Gold Kist and CoBank, ACB, as lender. In connection with such repayment of indebtedness, Gold Kist terminated the Prudential Agreement and the CoBank Agreement.

	The repayment amounts totaled approximately $35.3 million of principal, accrued interest and fees ($19.1 million of principal under the Series B
Notes and $15.9 million of principal under the Series C Notes) and approximately $4.4 million of prepayment penalties under the Prudential Agreement and approximately $27.0 million of principal, accrued interest and fees and approximately $1.7 million of prepayment penalties under the CoBank Agreement. The payments were made by Gold Kist out of cash from operations.

Prudential Agreement

The Series B Notes and the Series C Notes under the Prudential
Agreement bore interest at rates of 8.75% and 9.00%, respectively, as of July 2, 2005, and were scheduled to mature in May 2010 with required aggregate annual principal repayments of $5.0 million. The Prudential Agreement contained customary financial and other covenants similar to those contained in Gold Kist's existing senior credit facilities, which facilities will continue to be in effect after the repayment of the Prudential and CoBank indebtedness. The Prudential Agreement included covenants that restricted, subject to specified exceptions, dividends and certain other restricted payments; the incurrence of additional indebtedness and other obligations and the granting of additional liens; loans; extension of credit and guarantees; mergers, acquisitions, investments, and disposition of assets or stock; capital expenditures; and excess cash flow. There were also covenants relating to compliance with certain laws, payments of taxes, maintenance of insurance and financial reporting.

The Prudential Agreement also contained customary events of default similar to those contained in Gold Kist's existing senior credit facilities including, subject to grace periods and notice provisions in certain circumstances, non-payment of principal, interest or fees; default under or acceleration of certain other indebtedness; material inaccuracy of any representation or warranty; violation of covenants; bankruptcy and insolvency events; certain impairments of collateral; fraudulent conveyance; certain judgments and other liabilities; certain ERISA violations; changes of control; and certain management changes. Indebtedness under the Prudential Agreement was secured by substantially all of Gold Kist's inventories, receivables and property, plant and equipment.

CoBank Agreement

Indebtedness under the CoBank Agreement bore interest at a rate of 8.41% as of July 2, 2005 and was scheduled to mature on December 1, 2012, with required semi-annual principal repayments in the amount of $1.8 million. The CoBank Agreement contained customary financial and other covenants and customary events of default similar to those described above with respect to the Prudential Agreement and similar to those contained in our existing senior credit facilities. Indebtedness under the CoBank Agreement was secured by substantially all of Gold Kist's inventories, receivables and property, plant and equipment.

The foregoing description of the terms of the Prudential and CoBank Agreements are qualified by reference to the descriptions of such Agreements contained in Gold Kist's Registration Statement on Form S-1 (Registration No. 333-116067), and the Prudential and CoBank Agreements and amendments thereto filed with the Securities and Exchange Commission, all of which are incorporated by reference herein.


				SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



				GOLD KIST INC.

				/s/ Stephen O. West
 				Stephen O. West
				Chief Financial Officer and
				Vice President

Date: September 26, 2005


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